SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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[x]   Soliciting Material Pursuant to
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            or Section 240.14a-12

                                   Sonus Corp.

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

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

Ladies and Gents:

I wanted to make you aware that today Amplifon USA announced the signing of a definitive agreement to acquire the business of Sonus Corp. I have attached for your review a letter from Jeff Bilas, the President of Amplifon USA, along with a copy of the press release announcing the transaction and a set of Questions and Answers. I know you'll each take the time to review the information and if questions arise please feel free to call or e-mail me and I'll review the questions with Jeff Bilas and respond quickly.

I'm very proud of what you've accomplished in the last twelve months! You've each worked very hard and should be proud. I'm convinced that this is a very good thing for Sonus as I believe that the commitment Amplifon has world wide to the hearing health industry is going to help Sonus grow to the next level. As all of you know, we've been held back by the need for additional capital to get our systems on track and position our business for the future. Amplifon USA has the capability to help Sonus achieve the original dream.

I know that Jeff Bilas and his team are excited about the prospects that Sonus represents as part of their overall presence. I think you'll find Jeff to be a person who is going to make Amplifon USA the clear leader in the industry.

What you should expect from here is the following:

1. Jeff and his team will be evaluating the Sonus Headquarters operations over the next sixty days. Before finalizing the transaction, they'll be sitting down with each department and discussing what the future plan will be. I'll keep you informed as we go and I need each of you to keep your eye on the ball. Since there is always the outside possibility that the transaction may not close I need you to remain focused.

2. Shortly, a proxy will be sent out to our shareholders and they'll be asked to vote on the transaction.

3. Once the vote is complete and all regulatory approvals are achieved the transaction will be closed. We estimate that it will take between 60-90 days.

Thanks again for all your hard work. Please feel free to call me with questions.

Be Well!

/s/ Dan Kohl

ADDITIONAL  INFORMATION  AND WHERE TO FIND IT:

SONUS PLANS TO PREPARE, FILE AND MAIL A PROXY STATEMENT TO SONUS STOCKHOLDERS CONTAINING INFORMATION ABOUT THE SALE OF ASSETS AND SUBSEQUENT DISTRIBUTION OF CASH SALE PROCEEDS, AS REQUIRED BY THE SECURITIES AND EXCHANGE COMMISSION (SEC). INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT SONUS, THE TRANSACTIONS AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF THESE DOCUMENTS THROUGH THE WEB SITE MAINTAINED BY THE SEC AT HTTP://WWW.SEC.GOV.

June 19, 2002

To:   Sonus and HearPO Employees

From: Jeffrey P. Bilas

RE:   Acquisition of Sonus Corp.

Today, Amplifon USA announced the signing of a definitive agreement to acquire the business of Sonus Corp. A copy of the news release is attached.

I am convinced that this development is very positive for Sonus--a transaction that is fair, creates value for your shareholders and offers professional advancement opportunities for employees. Amplifon is the world leader in the distribution and fitting of hearing aids, with operations in 10 countries and a strategy for aggressive growth within our industry.

Amplifon USA intends to operate Sonus as a separate entity after the acquisition, keeping the clinic and network member organizations intact. Sonus products, suppliers and distribution channels will remain unchanged, which is an acknowledgment of the fundamental success of Sonus' organization and business strategy. Amplifon will be talking with all suppliers to determine what changes, if any, will be made to the Sonus product line in the future.

Amplifon plans to maintain a presence in the Portland area, primarily to support the network member organization. We plan a review of Sonus headquarters personnel and job functions to identify staffing opportunities going forward. At that point, we will meet with each of you individually to discuss career opportunities that may be available. Because Amplifon intends to operate Sonus independently of its other retail operations, we do not foresee redundancies at the store level.

The enclosed questions and answers address several issues related to the acquisition and Amplifon's plans that are known at this time. You will be informed of additional developments and decisions as information becomes available.

I know that change can be unsettling and disruptive, but it is imperative that we all remain focused on the business and customer service during this time of transition. I believe that the collective talents, skills and experience of Sonus employees position us well for the future, and I look forward to working with you to further improve our delivery of hearing healthcare services nationwide.

ADDITIONAL  INFORMATION  AND WHERE TO FIND IT:

SONUS PLANS TO PREPARE, FILE AND MAIL A PROXY STATEMENT TO SONUS STOCKHOLDERS CONTAINING INFORMATION ABOUT THE SALE OF ASSETS AND SUBSEQUENT DISTRIBUTION OF CASH SALE PROCEEDS, AS REQUIRED BY THE SECURITIES AND EXCHANGE COMMISSION (SEC). INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT SONUS, THE TRANSACTIONS AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF THESE DOCUMENTS THROUGH THE WEB SITE MAINTAINED BY THE SEC AT HTTP://WWW.SEC.GOV.

CONTACT:                         -OR-         SONUS' INVESTOR RELATIONS COUNSEL:
Sonus Corp.                                   The Equity Group Inc.
Mark Richards                                 www.theequitygroup.com
Senior Vice President and CFO
(503) 225-9152                                Adam Prior
                                              (212) 836-9606
Amplifon USA
Margaret McDonald                             Devin Sullivan
(763) 268-4132                                (212) 836-9608



FOR IMMEDIATE RELEASE

                       AMPLIFON SIGNS DEFINITIVE AGREEMENT
                        TO ACQUIRE ASSETS OF SONUS CORP.


MINNEAPOLIS, MN and PORTLAND, OR - June 19, 2002 - Amplifon USA and Sonus Corp. (AMEX:SSN) today jointly announced the signing of a definitive agreement for Amplifon to acquire the business of Sonus for a total consideration of $38.4 million in cash. Amplifon USA is a subsidiary of Milan-based Amplifon S.p.A., a world leader in the distribution and application of hearing aids. Sonus is the largest audiology-based retailer of hearing instruments in North America. The transaction is expected to be completed by October 31, 2002, subject to approval by Sonus shareholders.

"The acquisition of Sonus will complement Amplifon's service offerings in the U.S. with a broader range of hearing healthcare products available through additional distribution channels," said Jeffrey P. Bilas, President of Amplifon USA. "We expect significant opportunities for growth through the delivery of enhanced services and high-quality care that meet the individual needs of patients."

"Together, Sonus and Amplifon will have the financial strength, professional expertise and market presence to positively impact the hearing health of communities across North America," said Dan Kohl, Chief Executive Officer of Sonus.

Sonus plans to distribute proceeds from the sale to its stockholders by distributing $1.00 per share to holders of its outstanding common shares, or a total of approximately $ 5.7 million. Remaining proceeds after satisfaction of the company's obligations and liabilities will be distributed to the holder of all of Sonus Corp.'s outstanding Series A and Series B convertible preferred shares. Both the sale of Sonus's assets and the distribution of cash sale proceeds to its stockholders will be submitted to a vote of its stockholders. The company expects to hold a special meeting of stockholders during its 2003 first fiscal quarter.

Portland-based   Sonus  sells   private  label  and   multi-brand   products  to
hearing-impaired patients through 88 company-owned retail stores and 900 licensed network affiliates in the U.S. and Canada.

Amplifon, through its Minneapolis-based Miracle-Ear subsidiary, operates hearing aid centers at 160 corporate retail and 850 franchise retail locations in the U.S.

ADDITIONAL INFORMATION AND WHERE TO FIND IT:

SONUS PLANS TO PREPARE, FILE AND MAIL A PROXY STATEMENT TO SONUS STOCKHOLDERS CONTAINING INFORMATION ABOUT THE SALE OF ASSETS AND SUBSEQUENT DISTRIBUTION OF CASH SALE PROCEEDS, AS REQUIRED BY THE SECURITIES AND EXCHANGE COMMISSION (SEC). INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT SONUS, THE TRANSACTIONS AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF THESE DOCUMENTS THROUGH THE WEB SITE MAINTAINED BY THE SEC AT HTTP://WWW.SEC.GOV.

SONUS FILES ANNUAL, QUARTERLY AND SPECIAL REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC ON A REGULAR BASIS. YOU MAY READ AND COPY ANY REPORTS, STATEMENTS OR OTHER INFORMATION FILED BY SONUS AT THE SEC PUBLIC REFERENCE ROOMS AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549, OR AT THE SEC'S OTHER PUBLIC REFERENCE ROOMS IN NEW YORK AND CHICAGO. PLEASE CALL THE SEC AT 800-SEC-0330 FOR FURTHER INFORMATION. COPIES OF THE COMPANY'S FILINGS WITH THE SEC ALSO ARE AVAILABLE TO THE PUBLIC FROM COMMERCIAL DOCUMENT-RETRIEVAL SERVICES AND MAY BE OBTAINED FOR FREE AT THE SEC WEB SITE, HTTP://WWW.SEC.GOV OR BY WRITING TO SONUS
AT: SONUS INVESTOR RELATIONS, 111 S.W. FIFTH AVENUE, SUITE 1620, PORTLAND, OR 97204.

SONUS, ITS DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN MEMBERS OF MANAGEMENT AND EMPLOYEES MAY BE SOLICITING PROXIES FROM SONUS SHAREHOLDERS IN FAVOR OF THE APPROVAL OF THE SALE OF ASSETS AND TRANSACTIONS LEADING TO A DISTRIBUTION OF CASH PROCEEDS. A DESCRIPTION OF ANY INTERESTS, DIRECT OR INDIRECT, THAT DIRECTORS AND EXECUTIVE OFFICERS HAVE IN THE TRANSACTIONS WILL BE INCLUDED IN THE PROXY STATEMENT.

                                       ###

     This press release contains forward-looking statements. Actual results or occurrences could be significantly different than those predicted or implied by forward-looking statements. Factors that could affect results or occurrences include those relating to the proposed sale of assets, including failure to obtain required regulatory or stockholder approval, failure to satisfy conditions to closing contained in the purchase agreement, unexpected changes in the business of Sonus, or unexpected liabilities resulting from the two companies' operations prior to or after the transaction occurs. Although forward-looking statements help to provide complete information about the future of the company, readers should keep in mind that forward-looking statements are much less reliable than historical information.

Amplifon Acquisition Q & A

Q.    What happened today?

A. The U.S. subsidiary of Amplifon S.p.A. announced that it had signed an agreement to acquire the business of Sonus Corp.


Q.    What is the purchase price?

A. Amplifon is paying approximately $38.4 million in cash for Sonus. The acquisition price includes approximately $30 million to purchase outstanding Sonus preferred stock and approximately $6 million to acquire outstanding Sonus common stock.

Q.    Why is Amplifon investing in the U.S. market?

A. Amplifon S.p.A., based in Milan, Italy, is the world's leading distributor and fitter of hearing instruments, with operations in ten countries.
      Amplifon entered the U.S. market in 1999 with its acquisition of Miracle-Ear, and considers the U.S. to be a major growth opportunity. With the acquisition of Sonus, Amplifon intends to consolidate the retail hearing aid market, both through internal and external growth.

Q.    Why did Amplifon decide to acquire Sonus?

A. Sonus is a very good company that has built strong relationships with its network members, its audiologist employees and the medical community. Sonus and Amplifon share a commitment to quality patient care and strategic business planning. The acquisition of Sonus adds value to Amplifon's existing business in the U.S. and provides a broader base for expansion in new markets.

Q.    Will Sonus and Miracle-Ear operations be merged?

A. No, Sonus and Miracle-Ear will continue to operate as separate companies, both owned by Amplifon USA.


Q.    How are Miracle-Ear and Sonus operations different?

A. Miracle-Ear is a hearing aid retailer comprised of 160 corporate retail locations and 850 franchise retail locations throughout the U.S. Sonus is a retailer that sells private-label and multi-brand products through 88 company stores and 900 licensed network members. Sonus also owns HearPO, a national provider network of over 1,400 audiologists and dispensers.

Q.    Why will Sonus and Miracle-Ear operate as separate organizations?

A. Each company has unique strengths. Amplifon will be able to reach a broader customer base because the two companies offer products from different manufacturers via different distribution channels. For example, Miracle-Ear is primarily a franchise organization with retail outlets in Sears. Licensed dispensers sell Miracle-Ear's exclusive product line manufactured by one supplier and supported by national marketing. Sonus primarily operates from clinic locations in a variety of medical, office and retail settings, offering product lines from multiple suppliers. Sales are mostly generated by audiologists within a network of clinic locations, and rely on local and medical marketing.

Q.    How will the franchise organization and network members be affected?

A. The Miracle-Ear franchise system and Sonus Network organization will not be affected by the acquisition. This acquisition is not creating new competition; however, it does allow us to create some back-office efficiencies.

Q.    Will Miracle-Ear clinics be added to the Sonus HearPO contracts?

A. That issue is being evaluated, and a decision will be made after completion of the transaction.

Q.    What is going to happen to the corporate stores?

A. All Miracle-Ear and Sonus corporate stores will continue to operate with their current names, products and marketing focus. All corporate retail locations need to maintain strong sales and provide high-quality customer service as a foundation for future growth.

Q.    Will other vendors be added to the Sonus product line?

A. Amplifon will be talking with all suppliers to determine what changes, if any, will be made to the Sonus product line in the future.

Q.    Will the headquarters offices of Miracle-Ear and Sonus be consolidated?

A. Amplifon USA plans to retain an administrative office in the Portland area, primarily to support the Sonus Network organization. Some Sonus associates who do not currently support the Sonus Network operation may have an opportunity to do so in Portland. Others may be asked to consider opportunities in Minneapolis. Regardless, Sonus associates should not make final decisions about their careers until potential opportunities can be presented at individual meetings. It is our aim to have the best talent in the industry in every position.

Q.    Will there be layoffs?

A. No layoffs will occur prior to completion of the acquisition--a process expected to take two-to-four months. Beyond that, Amplifon will complete a review of current Sonus headquarters personnel and job functions. There will be personal and professional growth opportunities for Sonus and Miracle-Ear employees as Amplifon expands its presence in the U.S. hearing aid marketplace.

Q.    How will Sonus benefits plans be affected?

A. Sonus employee benefits will continue without change until completion of the acquisition. Employee benefits for Sonus associates who remain with the company will be evaluated as headquarters operations are reviewed.

Q.    When will the acquisition be completed?

A.    The   acquisition   will  be   completed   following   approval  by  Sonus
      shareholders, which is expected no later than October 31, 2002.

Q.    Who will lead the Amplifon USA organization?

A. The Amplifon USA management team will include Jeff Bilas, president; Robert Wabler, chief financial officer; and Margaret McDonald, vice president, marketing. Scott Klein and Giannetto Giannetti will assume responsibility for all Sonus and Miracle-Ear company stores, and Paul Erickson will continue to lead the Miracle-Ear franchise system. Dan Quall and Brendan Ford will continue to lead the Sonus Network organization.

Q.    Will Dan Kohl have a role in the new organization?

A. No. Following completion of the acquisition, he will leave Sonus to pursue other opportunities.

Q. Will you allow corporate stores to operate in the same territories as licensees/franchisees?

A. Yes, Miracle-Ear and Sonus corporate retail stores will operate in markets that presently have Sonus company stores, Sonus network members and Miracle-Ear franchisees.

Q. Will you allow Miracle-Ear franchisees to open stores in territories of Sonus licensees?

A.    Yes, these are two different networks, and they will overlap.

Q. Will you allow Miracle-Ear franchisees to buy products from other suppliers, as Sonus licensees do?

A. No, Miracle-Ear will continue to offer its nationally recognized Miracle-Ear branded products exclusively through the current Miracle-Ear distribution system. Historically, this is the strength of the brand and Miracle-Ear is committed to continue investing in the brand.

Q.    Will Sonus clinics be able to offer Miracle-Ear products?

A. No, Miracle-Ear products will continue to be offered exclusively at Miracle-Ear locations.

Q.    Can a Miracle-Ear franchisee join the Sonus Network?

A. No, due to the franchise agreement, it is not possible for a franchisee to join the Sonus Network.

Q.    Will  marketing  and  advertising   programs  be  similar  for  Sonus  and
      Miracle-Ear?

A. Marketing and advertising programs will remain distinctive and focused on the different distribution channels used by the two companies.

Q.    How does this acquisition impact the Miracle-Ear relationship with Sears?

A. Miracle-Ear will continue its exclusive business partnership with Sears. Miracle-Ear and Sears have been partners in the hearing aid business for many years and expect to continue growing together.

Q.    Will you open Sonus stores in Sears?

A.    Amplifon has no plans to open Sonus locations in Sears stores.

Q. What is the long-term strategy for Amplifon as a result of this acquisition?

A.    Amplifon's  long-term  strategy  is to be  the  world  leader  in  hearing healthcare, and to broaden its U.S. presence in the hearing aid marketplace through effective management of retail corporate stores, franchisee locations and network members.

Q.    Is Amplifon USA going to make more acquisitions?

A. No additional acquisitions are planned currently. However, longer term, Amplifon intends to continue consolidating the retail hearing aid market.

Q.    What are the prospects for the Miracle-Ear and Sonus organizations?

A. With Amplifon as the parent company, the two organizations will have the financial strength and marketing muscle needed to more effectively compete in the U.S. marketplace. After the acquisition is completed, Amplifon USA will have approximately 10% market share--by far the largest of any competitor. Prospects for continued growth of our company, along with exciting personal and professional development opportunities for employees, have never been better.

Q.    What happens now?

A. During the next several weeks, Amplifon and Sonus management will be working to complete the transaction. Day-to-day operations for network members, franchisees and company stores will not change. It is imperative that we all continue to focus on sales and customer service during this transition time so that we maintain a strong foundation for future growth.




ADDITIONAL INFORMATION AND WHERE TO FIND IT:

SONUS PLANS TO PREPARE, FILE AND MAIL A PROXY STATEMENT TO SONUS STOCKHOLDERS CONTAINING INFORMATION ABOUT THE SALE OF ASSETS AND SUBSEQUENT DISTRIBUTION OF CASH SALE PROCEEDS, AS REQUIRED BY THE SECURITIES AND EXCHANGE COMMISSION (SEC). INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT SONUS, THE TRANSACTIONS AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF THESE DOCUMENTS THROUGH THE WEB SITE MAINTAINED BY THE SEC AT HTTP://WWW.SEC.GOV.

SONUS FILES ANNUAL, QUARTERLY AND SPECIAL REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC ON A REGULAR BASIS. YOU MAY READ AND COPY ANY REPORTS, STATEMENTS OR OTHER INFORMATION FILED BY SONUS AT THE SEC PUBLIC REFERENCE ROOMS AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549, OR AT THE SEC'S OTHER PUBLIC REFERENCE ROOMS IN NEW YORK AND CHICAGO. PLEASE CALL THE SEC AT 800-SEC-0330 FOR FURTHER INFORMATION. COPIES OF THE COMPANY'S FILINGS WITH THE SEC ALSO ARE AVAILABLE TO THE PUBLIC FROM COMMERCIAL DOCUMENT-RETRIEVAL SERVICES AND MAY BE OBTAINED FOR FREE AT THE SEC WEB SITE, HTTP://WWW.SEC.GOV OR BY WRITING TO SONUS
AT: SONUS INVESTOR RELATIONS, 111 S.W. FIFTH AVENUE, SUITE 1620, PORTLAND, OR 97204.

SONUS, ITS DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN MEMBERS OF MANAGEMENT AND EMPLOYEES MAY BE SOLICITING PROXIES FROM SONUS SHAREHOLDERS IN FAVOR OF THE APPROVAL OF THE SALE OF ASSETS AND TRANSACTIONS LEADING TO A DISTRIBUTION OF CASH PROCEEDS. A DESCRIPTION OF ANY INTERESTS, DIRECT OR INDIRECT, THAT DIRECTORS AND EXECUTIVE OFFICERS HAVE IN THE TRANSACTIONS WILL BE INCLUDED IN THE PROXY STATEMENT.

                                       ###

     This document contains forward-looking statements. Actual results or occurrences could be significantly different than those predicted or implied by forward-looking statements. Factors that could affect results or occurrences include those relating to the proposed sale of assets, including failure to obtain required regulatory or stockholder approval, failure to satisfy conditions to closing contained in the purchase agreement, unexpected changes in the business of Sonus, or unexpected liabilities resulting from the two companies' operations prior to or after the transaction occurs. Although forward-looking statements help to provide complete information about the future of the company, readers should keep in mind that forward-looking statements are much less reliable than historical information.